                                                                    Exhibit 10-t

                              AWARD SHARE AGREEMENT

     THIS AGREEMENT, entered into as of February 21, 2002 (the "Agreement Date"), by and between Steven G. Warshaw (the "Participant") and Chiquita Brands International, Inc. (the "Company");

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the Company maintains the Chiquita Brands International, Inc. Award Share Plan for the benefit of eligible Participants;

     WHEREAS, consistent with the "Preliminary Outline of Principal Terms of Chapter 11 Plan of Reorganization (the "Plan of Reorganization") attached as Exhibit A to Form 8-K of Chiquita Brands International, Inc." filed November 12, 2001, the Company is to enter into a award share agreement with the Participant pursuant to the terms of such Plan;

     WHEREAS, the Company and the Participant agree that this Agreement fulfills the Company's obligation with respect to such grant, and the delivery of shares of Stock (as defined in paragraph 9);

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. Award. Subject to the terms of this Agreement, upon consummation of the
        -----
Plan of Reorganization, the Participant shall be granted the right to receive 100,000 shares of Stock (the "Award Shares"). The Participant's right to the grant of Award Shares under this Agreement shall be contingent on the consummation of the Plan of Reorganization, and no benefits shall be provided to the Participant under this Agreement absent the consummation of the Plan of Reorganization.

     2. Account. As of the Consummation Date (as defined in paragraph 9), the
        -------
Company shall establish a bookkeeping account in the name of the Participant (the Participant's "Account") which shall be credited with the number of Award Shares as of that date. Each Award Share will represent the Participant's right to receive one share of Stock. The Account will be increased to reflect dividends payable with respect to Stock during the period between the Consummation Date and the applicable Delivery Dates (as defined in paragraph 9), with the Account to be increased by the number of Award Shares equal to the number of shares of Stock which could be purchased with the dividends on the Award Shares then credited to the Account (assuming each Award Share was a share of Stock), based on the value of such Stock at the time such dividends are paid. In addition, during the period between the Consummation Date and the applicable Delivery Dates, the Account shall be adjusted to reflect stock splits, stock dividends, and other similar transactions to the same extent as such adjustment would apply if each Award Share constituted a share of Stock at the time of such transaction.

     3. Trust. As of the Consummation Date, the Company will establish a grantor
        -----
trust within the meaning of sections 671 through 679 of the Internal Revenue Code (the "Trust") and will deposit shares of Stock representing the Award Shares in the Trust. The Trust will be managed by a fiduciary selected by, but independent of, the Company. The Award Shares will constitute an unfunded, unsecured promise by the Company to deliver the shares of Stock in accordance with the Agreement, and the Participant shall not be treated as owner of the shares while they are held in the Trust. Prior to the applicable Delivery Dates, a Participant shall not, by reason of the Plan or this Agreement, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company may set aside in the Trust or otherwise in anticipation of a liability under this Agreement. Prior to the applicable Delivery Dates, the Participant shall not be permitted to vote the Award Shares. The assets of the Trust will be subject to claims of the Company's creditors in the event of the Company's insolvency or bankruptcy. For this purpose the "Company" includes any subsidiary of the Company which employs a Participant.

     4. Delivery. The Company, through the Trust, will deliver to the
        --------
Participant, in the form of shares of Stock free of all restrictions: (i) 50% of the Award Shares credited to the Account on the one year anniversary of the Consummation Date, and (ii) all remaining Award Shares credited to the Account on the two year anniversary of the Consummation Date. Notwithstanding the foregoing, 100% of the Award Shares will be delivered to the Participant not later than the date of termination of the Participant's employment with the Company and its subsidiaries for any reason. In no event, however, will any Award Shares be delivered to the Participant unless and until the Company has successfully consummated the Plan of Reorganization contemplated by the Preliminary Outline, and the Committee (as defined in paragraph 9) has certified that such consummation has occurred.

     5. Withholding. On the Consummation Date, the Participant will be
        -----------
responsible for payment of the Social Security withholding taxes when due. At each Delivery Date, the Participant will be responsible for payment of income and other tax withholding then due by reason of the distribution. The obligation to pay the withholding amounts at each of the Delivery Dates may be satisfied by either of the following methods, as elected in advance by the Participant: (i) a check from the Participant payable to the Company; or (ii) surrender to the Company of a number of Award Shares that have a fair market value on the applicable Delivery Date equal to the amount of the payroll withholding taxes due.

     6. Limit on Alienation. Prior to delivery on the applicable Delivery Date,
        -------------------
the Award Shares are not transferable other than as designated by Participant by will or by the laws of descent and distribution.

     7. Heirs. Subject to the terms of this Agreement, any benefits payable to
        -----
the Participant under this Agreement that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the benefits distributable under this Agreement, the Committee shall direct that amounts to be paid under this Agreement be paid to the legal representative or representatives of the estate of the last to die of the Participant and his beneficiary.

     8. Not Employment Agreement. This Agreement does not constitute a contract
        ------------------------
of employment, and does not give the Participant the right to be retained in the employ of the Company or its subsidiaries or to continue to provide services to the Company or its subsidiaries, nor any right or claim to any benefit under this Agreement, unless such right or claim has specifically accrued under the terms of this Agreement.

     9. Definitions. In addition to the other definitions contained in this
        -----------
Agreement, the following definitions shall apply:

(a)  The term "Board" means the Board of Directors of the Company.

(b) The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(c) The "Committee" shall be a committee consisting of two or more members of the Board selected by the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an outside director as that term is used in the regulations under Code section 162(m).

(d) The "Consummation Date" shall be the date of consummation of the Plan of Reorganization.

(e) The "Delivery Dates" are the date or dates on which shares of Stock are to be delivered pursuant to paragraph 4.

(f)  The term "Stock" means shares of common stock of the Company.

     10. Administration. The Committee will have the authority and discretion to
         --------------
administer and interpret this Agreement and the Plan, and to make all other determinations that may be necessary or advisable for the administration of this Agreement and the Plan. Any interpretation of this Agreement by the Committee and any decision made by the Committee with respect to this Agreement is final and binding on all persons.

     11. Amendment. This Agreement may be amended by written Agreement of the
         ---------
Participant and the Company, without the consent of any other person.

     12. Plan Governs. Notwithstanding anything in this Agreement to the
         ------------
contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

     IN WITNESS WHEREOF, the Participant has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.

                                        Participant


                                        /s/
                                        ----------------------------------------
                                        Steven G. Warshaw

                                        Chiquita Brands International, Inc.

                                        By: /s/ Robert W. Olson
                                                               -----------------
                                        Its: Senior Vice President
                                                                  --------------